Exhibit (j)(i)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm in the Statement of Additional Information of SunAmerica Series Trust (the “Registrant”) under the heading “Independent Registered Public Accounting Firm and Legal Counsel,” included as part of Post-Effective Amendment No. 115 to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-52742, 811-07238).

/s/ Willkie Farr & Gallagher LLP Willkie Farr & Gallagher LLP

New York, New York

October 7, 2019